Exhibit 10.16


                          DATED 15 March 2002









                        NIAGARA LASALLE (UK) LIMITED



                       GEORGE WIMPEY MIDLAND LIMITED











                                 AGREEMENT

         relating to the sale and purchase of freehold property at

                             Lower Church Lane
                            Tipton West Midlands






DATED                       15 March 2002

PARTIES

1           Seller          NIAGARA LASALLE (UK) LIMITED (company no
                            3725308) whose registered office is at Victoria
                            Steel Works Bull Lane Moxley Wednesbury West
                            Midlands WS10 8RS

2           Buyer           GEORGE WIMPEY MIDLAND LIMITED (company no
                            2788679) whose registered office is at St
                            David's Court, Union Street, Wolverhampton,
                            West Midlands WV1 3JE

OPERATIVE PROVISIONS

1        Definitions and interpretation

1.1      Unless the contrary intention appears, the following definitions apply:

         Additional Land      shall mean the freehold reversion to the land
                              comprised in a lease dated 29 June 1981 and made between (1) The Borough Council of
                              Sandwell and (2) The Dudley Port Rolling
                              Mills;

          Buyer               George Wimpey Midland Limited;

          Buyer's Solicitors  T.R. Jones George Wimpey UK Limited of St
                              David's Court, Union Street, Wolverhampton,
                              West Midlands, WV1 3JE;

          Completion Date     the later of the date five Working Days after
                              the date on which the Seller completes its acquisition of the Property pursuant to the Options and the date 5 working days after the conditions is satisfied;

          Conditions          the condition specified in clause 2.1;

          Deposit             (pound)190,036;

          General Conditions  the Standard Conditions of Sale (Third Edition);

          Long Stop Date      the date 2 years from the date of this Agreement;

          Options an option agreement dated 21 May 1999 and made between (1) Glynwed Property Management Limited (2) Glynwed Properties Limited (3) Niagara LaSalle (UK) Limited and (4) Niagara Corporation and an option agreement to be entered into by the same parties each in respect of part of the Property;

          Property the freehold property known as land at Lower Church Lane Tipton comprising

                              (a)  freehold land registered at HM Land
                                   Registry with Title Absolute under
                                   numbers WM347680, WM380217 and WM511318;

                              (b)  the freehold land transferred to the
                                   Seller by a transfer dated 8 February
                                   2002 made between British Waterways
                                   Board (1) and the Seller (2) subject to
                                   the incumbrances detailed therein;

          Purchase Price      (pound)3,600,000 plus Value Added Tax;

          Seller              Niagara Lasalle (UK) Limited;

          Seller's Solicitors Berwin Leighton Paisner of Adelaide House, London
                              Bridge, London, EC4R 9HA; and

          Yellow Land         the land shown coloured yellow on the plan
                              attached to this Agreement.

1.2 If any party to this Agreement comprises more than one person the obligations and liabilities of that party under this Agreement shall be joint and several obligations and liabilities.

1.3 The headings of the Clauses shall not affect the construction of this Agreement.

1.4 In this Agreement words importing one gender shall be construed as importing any other gender and any reference to a Clause or Schedule shall be construed as a reference to a Clause or Schedule of this Agreement.

2        Conditions

2.1 This Agreement is conditional upon the satisfaction of the Condition set out in paragraph 2 of the Schedule within the time limits specified in the Schedule.

2.2      Notice of Rescission

         If a notice of rescission is served pursuant to the provisions of the Schedule then this Contract shall immediately determine without prejudice to the rights and remedies of each party against the other in respect of any prior breach of this Contract save that the Deposit shall be returned as soon as reasonably practicable to the Buyer but without interest and the Buyer will procure cancellation of any registration at HM Land Registry or HM Land Charges Department made on behalf of the Buyer in respect of the Agreement.

2.3      Obligation to comply with the Schedules

         The Seller and the Buyer shall comply with their respective obligations set out in the Schedule to this Agreement.

2.4      Waiver of Conditions

         The Buyer may waive the Condition referred to in clause 2 at any time by serving written notice upon the Seller to that effect and the Condition shall be deemed to have been satisfied on the date of service of the notice.

2.5      Exercising Option Agreements

         The Seller shall exercise its right to purchase the Property pursuant to the Options as soon as practicable after the Condition is satisfied and shall keep the Buyer informed of its progress in doing so.

3        Sale and Purchase

3.1 Subject to clause 2 the Seller shall sell and the Buyer shall purchase the Property at the Purchase Price.

3.2 On the Completion Date the Seller shall also transfer to the Buyer such right title and interest as it has in the yellow land.

4        Deposit

4.1 On or before the date of this Agreement the Buyer shall pay the Deposit to the Seller's Solicitors as stakeholders in the form of a banker's draft telegraphic transfer or a solicitor's client account cheque.

4.2 If the Deposit is less than 10% of the Purchase Price the shortfall between the Deposit and 10% of the Purchase Price shall be a debt due to the Seller from the Buyer payable on the Completion Date and if this Agreement should be rescinded through no fault of the Seller the shortfall shall be payable by the Buyer to the Seller immediately on such rescission (without prejudice to any other rights or remedies of the Seller).

5        Completion

5.1 Completion of the sale and purchase of the Property and payment of the balance of the Purchase Price and any other sums payable under this Agreement shall take place on the Completion Date at the offices of the Seller's Solicitors or elsewhere in the UK as they may direct.

5.2 At completion the Seller will supply the Buyer with the original statutory declaration of John Passant dated 20 April 1999.

6        Capacity

         The Seller sells with full title guarantee.

7        Title

7.1      Title to the Property having been deduced in accordance with
         Section 110 of the Land Registration Act 1925 with office copy entries dated 21 January 2002 the Buyer shall be deemed to purchase with full knowledge of the matters contained or referred to in the title to the Property and shall not raise any objections or requisitions in relation to them save in respect of financial charges or other financial matters.

7.2 Title to the Additional Property having been deduced in accordance with Section 110 of the Land Registration Act 1925 with office copy entries dated 11 February 2002 the Buyer shall be deemed to purchase with full knowledge of the matters contained or referred to in the title to the Additional Property and shall not raise any objections or requisitions in relation to them save in respect of financial charges or other financial matters.

8        Existing Matters

8.1 The Property is sold subject to and (where appropriate) with the benefit of the following matters:

         8.1.1 matters contained or referred to in the registers of title of title numbers WM347680, WM380217 and WM511318;

         8.1.2 the transfer dated 8 February 2002 between British Waterways Board (1) and the Seller (2);

         8.1.3 the covenants and conditions contained in the conveyance dated 15 August 1845 made between the persons legally and beneficially entitled in the Estates of Amphlett and Bedford (1) and the Company of Proprietors of the Birmingham Canal Navigations (2);

         8.1.4 all other matters revealed in writing by the Seller's solicitors.

8.2 The Buyer's Solicitors having been supplied with full details of such matters before the date of this Agreement the Buyer shall be deemed to purchase with full knowledge of these matters and shall not raise any objections or requisitions in relation to them.

8.3 The Transfer shall contain a covenant by the Buyer in the following form:

         "The Transferee covenants with the Transferor that it and its successors in title will observe and perform the stipulations covenants and provisions referred to in:

         (a) the registers of title of title numbers WM347680, WM380217 and WM511318;

         (b) the obligations in the transfer dated 8 February 2002 between British Waterways Board (1) and the Seller (2).

         (c) the covenants and conditions contained in the conveyance dated 15 August 1845 made between the persons legally and beneficially entitled in the Estates of Amphlett and Bedford (1) and the Company of Proprietors of the Birmingham Canal Navigations (2);

         so far as the same are subsisting and capable of being enforced and relate to the Property will fully and effectually indemnify and keep indemnified the Transferor against all actions claims and liability arising out of any breach non observance or non performance of them"

9        The General Conditions

9.1 This Agreement incorporates the General Conditions in so far as they are applicable to a sale by private treaty and are not varied by or inconsistent with the terms of this Agreement.

9.2      The incumbrances referred to in Condition 3.1.2(a) are:

         9.2.1 all local land charges whenever registered and all other matters capable of registration as local land charges (whether or not actually registered);

         9.2.2 all notices charges orders resolutions demands plans proposals requirements restrictions agreements conditions directions and other matters served or made by any local authority or tribunal or other competent body prior to the date of actual completion;

         9.2.3 any other matter which would or should be revealed by a search and enquiries made with the local authority immediately prior to the date of actual completion;

         9.2.4 all easements profits a prendre licences privileges and advantages affecting the Property;

         9.2.5    all overriding interests affecting the Property;

         9.2.6    the matters referred to in Clause 8 of this Contract;

         in addition and without prejudice to the other incumbrances specified in Condition 3.1.2(c).

9.3      The words "and could not" are omitted from Condition 3.1.2(c).

9.4      Condition 4.3.2 is omitted.

9.5 In Condition 6.1.2 the words (If for any reason (other than the wilful default of the Seller) completion takes place after 1.30 pm" are substituted for the words "If the money due on completion is received after 2.00 pm".

9.6      Condition 6.7(a) is omitted.

9.7 The Contract rate shall be 4% above the base rate from time to time of Barclays Bank Plc.

9.8 The words " or in the negotiations leading to it" are omitted from condition 7.1.1.

9.9 At the end of Condition 7.3.2. there shall be added the words "and in addition the party not in default shall without prejudice to any other right or remedy be entitled to be reimbursed for any reasonable legal fees disbursements or VAT incurred by reason of delayed completion".

10       The Additional Land

10.1 The Seller shall use all reasonable endeavours to negotiate to purchase the Additional Land from the present owner of the Additional Land the Borough Council of Sandwell.

10.2 In the event that the Seller has entered into a binding Agreement with the said Borough Council of Sandwell to purchase the Additional Land by a date not later than the Long Stop Date the Buyer shall complete the purchase of the Additional Land from the Seller by a date no later than 20 working days after the Long Stop Date upon the terms and conditions contained in this Agreement save that the purchase price for the Additional Land shall be:

(i)      (pound)200,000.00 plus VAT; and

(ii) 50% of the total consideration paid for the Additional Land plus 50% of the costs incurred by the Seller in the acquisition of the Additional Land up to a maximum of (pound)150,000 plus VAT (for the avoidance of doubt so that the Buyer's contribution shall not exceed (pound)75,000 plus VAT).

10.3 Completion of the sale and purchase of the Additional Land shall take place on the date for completion specified in the Agreement for the sale and purchase of the Additional Land between (1) Borough Council of Sandwell and (2) the Seller.

10.4 The Buyer shall not enter into any negotiations with the Borough Council of Sandwell concerning the Additional Land without the prior written approval of the Seller and may not itself enter into any agreement to purchase the Additional Land until the Long Stop Date arises.

10.5 The Seller shall sell the Additional Land with Limited Title guarantee.

11       Condition of Property

11.1 The Buyer admits that it has inspected the Property and purchases it with full knowledge of its actual size and condition and shall take the Property as it stands.

11.2 No damage to or destruction of the Property or any part thereof occurring after the date of this agreement however occasioned shall in any way affect the obligations of the parties under this agreement.

         11.3.1 The Buyer acknowledges that prior to the date of this agreement it has been given permission and adequate opportunity to carry out its own investigation into the physical condition of the Property and the extent to which the Property is affected by contaminating substances and has been provided with all information necessary to assess the state and condition of the Property and as such is deemed to purchase with full knowledge thereof;

         11.3.2 the parties also agree that in the event of any statutory notice being served after completion which relates to contaminating substances which are present in on or under the Property and which require any form of investigation, monitoring or remedial action with regard to such substances then as between the parties the sole responsibility of complying with that notice shall rest with the Buyer to the exclusion of the Seller and the parties hereby covenant with each other that in the event of any such statutory notice being served or any enforcing authority wishing to recover such costs from the parties will each as soon as reasonably practicable confirm to the enforcing authority in writing that they are content for this agreement to be applied by that enforcing authority in determining liabilities as between the parties;

         11.3.3 these agreements and covenants are made with the intention that the enforcing authority serving the notice or (as the case may be) seeking to recover its costs shall give effect to the agreement pursuant to the draft statutory guidance issued under Part 11A of the Environmental Protection Act 1990 and to any final guidance to the like effect and pursuant to any similar guidance (whether statutory or non-statutory) issued in relation to other legislation under which similar responsibilities may be imposed. It is also intended that in the absence of such guidance this agreement shall be borne in mind by enforcing authorities under any legislation under which similar responsibilities may be imposed in considering how to exercise any discretion available to them or how to make any relevant determination.

12       Non-Assignability

         This Agreement is personal to the Buyer and may not be assigned by it save to a subsidiary or associated company with the prior written consent of the Seller (which shall not be unreasonably withheld or delayed but which may be withheld unless the Buyer enters into a deed of guarantee with the Seller in respect of the Buyer's obligations in this Agreement and the covenants and indemnities in the Transfer of the Property) and the Seller shall not be obliged to complete the Sale of the Property other than by means of a single transfer to the Buyer or such subsidiary or associated company.

13       Possession

         The Property is sold with vacant possession on completion.

14       Disclaimer

         The Buyer acknowledges that this Agreement has not been entered into wholly or partly in reliance on any statement or representation made by or on behalf of the Seller (other than the Seller's Solicitors' written replies to any written enquiries raised by the Buyer's Solicitors).

15       Entire Agreement

         This Agreement constitutes the entire contract between the parties and may only be varied or modified in writing by the parties or their authorised representatives specifically referring to this Clause and stating that this Agreement is varied in the manner specified.

16       Non-Merger

         This Agreement shall remain in full force and effect as to any of its stipulations obligations and conditions which shall not have been performed and which shall remain to be performed notwithstanding the completion of the Transfer of the Property to the Buyer.

17       Interest

         If the Seller is entitled to interest or any other sums in addition to the Purchase Price under any provision of this Contract the Seller will be entitled to retain the title deeds for the Property until payment is received in full.

18       Insolvency of Buyer

         If the Buyer enters into liquidation (other than a voluntary liquidation for the purpose of amalgamation or reconstruction and with the prior written consent of the Seller) or is made bankrupt or becomes the subject to an Administration Order the Seller may immediately by notice in writing rescind this Contract and forfeit the deposit.

19       Value Added Tax

         All sums of money payable by the Buyer under the terms of this Agreement are exclusive of any Value Added Tax properly chargeable thereon and the Buyer shall pay in addition to such sums the Value Added Tax attributable to them.

20       Notices

         The provisions of Section 196 of the Law of Property Act 1925 (as amended) shall apply to any notice to be given under or in connection with this Agreement.



                                 SCHEDULE 1
                             Planning Condition

1.1 In this Schedule the following words and expressions shall unless the context otherwise requires have the following meanings:-

         Code the Code of Measuring Practice published by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (current edition);

         Condition                     the condition precedent set out in
                                       paragraph 2;

         Drawings the drawing numbered DJA February 2002 002 a copy of which is annexed hereto;

         Planning Permission           the grant of the planning permission
                                       (applied for under the provisions of
                                       this Schedule) by the Local Planning
                                       Authority which would discharge the
                                       Condition;

          Planning Refusal             a refusal of planning permission
                                       applied for under the provisions of
                                       this Schedule (but not a deemed
                                       refusal arising under Section 79 of
                                       the Town & Country Planning Act
                                       1990);

          Longstop Date                15 September 2002

1.2 References to the Town & Country Planning Act 1990 include any statute amending consolidating or replacing it for the time being in force.

1.3 Words importing the singular meaning include (unless the context otherwise requires) the plural and vice versa.

2 The Condition is the obtaining of a detailed planning permission for the demolition of any existing buildings and the construction on the Property of 210 residences to the design shown in the Drawings for use as private residences.

3.1 If the Condition is not discharged in accordance with the provisions of this Schedule by the Longstop Date either the Seller or the Buyer may rescind this Agreement by giving to the other written notice to that effect.

3.2 The party seeking to rescind this Agreement may do so only if it has observed and performed the obligations on its part contained in this Schedule up to the date of the giving of such notice.

4.1 The Buyer will at its own expense apply to the Local Planning Authority for Planning Permission either before or within 2 weeks after the date of this Agreement and will prosecute the same with all reasonable speed and diligence and supply the Seller with a copy of its planning application forthwith on submitting the same.

4.2 The Buyer may as a result of any discussions or negotiations with the Local Planning Authority and if it appears requisite or desirable in order to obtain Planning Permission amend or withdraw and immediately submit a fresh application for Planning Permission in any such case with the prior written approval of the Seller which is not to be unreasonably withheld or delayed.

5.1 The Seller and the Buyer will co-operate with one another and use all reasonable endeavours to assist each other to discharge the Condition (the Buyer bearing the reasonable costs incurred by the Seller in doing so) but in so doing the Seller and the Buyer will not act independently of each other.

5.2 The Seller will support the Buyer's application for Planning Permission and will if so reasonably required by the Buyer enter into any agreements required by the Local Planning Authority as a pre-condition to the granting of Planning Permission provided that the Seller shall not be obliged to enter into any such unless:

         5.2.1 the Buyer first indemnifies the Seller against the cost of entering into the same and against any liability which may be incurred by the Seller as a result of entering into any such;

         5.2.2 without prejudice to sub-paragraph 5.2.1 above such agreement provides that the Seller will cease to be liable under the terms of the such agreement after it has parted with its interest in the Property;

         5.2.3 the substantive obligations contained in such agreement will only be of effect if the Planning Permission to which it relates is implemented.

5.3 In the event that the local planning authority require a condition in the planning permission or in a planning agreement providing for any item of planning gain other then the contribution to off-site public open space of not more then the (pound)176,000 allowed for in the Buyer's viability, the parties shall endeavour to negotiate an adjustment to the purchase price to reflect the cost of complying with such a condition.

5.4 The Buyer shall use all reasonable endeavours in its negotiations with the Planning Authority to keep all such items of planning gain to a minimum.

5.5 In the event that an item of planning gain is required the Buyer shall use all reasonable endeavours to minimise the financial impact to the Seller.

5.6 At all times during its negotiations with the local planning authority the Buyer shall keep the Seller and Niagara Corporation advised of any such matters and the Seller will be entitled to participate in any such planning negotiations or pursue negotiations solely with the local planning authority should it so desire.

6 The Condition will be discharged upon the grant of Planning Permission by the Local Planning Authority.

7.1 If the Condition in this Schedule shall not have been discharged by the Longstop Date then the Buyer shall be treated as unable to discharge the Condition and this Agreement will be capable of rescission under paragraph 4.

8 The Buyer will supply the Seller with a copy of any planning decision it receives resulting from any application for Planning Permission (whether original amended or resubmitted) within five working days of the receiving the same.

9 Any notification required to be given under the provisions of this Schedule shall be in writing.





Signed by                    )               /s/ Anthony John Bagshawe
for and on behalf of         )               --------------------------
the Seller                   )                   Anthony John Bagshawe








Signed by                    )               /s/ John Gainham
for and on behalf of         )               ---------------------------
the Buyer                    )                   John Gainham